EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 2, 1995, which appears on page 25 of the 1995 Annual Report to Shareholders of Ralston Purina Company, which is incorporated by reference in Ralston Purina Company's Annual Report on Form 10-K for the year ended September 30, 1995. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in such Registration Statement.



PRICE WATERHOUSE LLP

St. Louis, Missouri
March 29, 1996